EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-27356) pertaining to the Sensient Technologies Corporation Savings Plan of our report dated June 12, 2013, with respect to the financial statements and supplemental schedule of the Sensient Technologies Corporation Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP
Milwaukee, Wisconsin
June 12, 2013